EXHIBIT 23.0


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-26739) of Oregon Steel Mills, Inc. of our report dated June 1, 1998 relating to the Oregon Steel Mills, Inc. Employee Stock Ownership Plan which appears on page 1 of this Form 11-K/A.




/s/PRICEWATERHOUSECOOPERS LLP
-----------------------------
PRICEWATERHOUSECOOPERS LLP


Portland, Oregon
September 17, 1998